UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009 (April 28, 2009)

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Clinton Avenue Wests, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (256) 353-1310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On April 28, 2009, Wolverine Tube, Inc. (“Wolverine Tube”) issued $121,558,000 aggregate principal amount of 15% Senior Secured Notes due 2012 (the “Senior Secured Notes”) pursuant to an indenture, dated as of April 28, 2009 (the “Indenture”), among Wolverine Tube, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).  As security for the performance of its obligations under the Indenture, Wolverine Tube entered into a guarantee and collateral agreement, dated as of April 28, 2009 (the “Guarantee and Collateral Agreement”) among Wolverine Tube, the Subsidiary Guarantors and the Collateral Agent.  The Senior Secured Notes are secured on a first-priority basis by substantially all of the assets of Wolverine Tube and the Subsidiary Guarantors and will rank pari passu in right of payment with all of Wolverine Tube’s future senior indebtedness and senior in right of payment to all of Wolverine Tube’s future subordinated indebtedness, if any.  The Guarantee and Collateral Agreement provides for the unconditional guarantee by the Subsidiary Guarantors of the payment of the principal and interest on the Senior Secured Notes and the performance of all other obligations of Wolverine Tube under the Indenture.

The Senior Secured Notes will mature on March 31, 2012.  Wolverine Tube will pay interest on the Senior Secured Notes at 15% per annum until maturity, of which 10% is payable in cash and 5% is payable by issuing additional Senior Secured Notes (“PIK Notes”); provided, that (a) if the outstanding principal amount of Senior Secured Notes at the close of business on March 31, 2010 exceeds $90 million, the interest rate will increase to 16%, of which 10% will be payable in cash and 6% will be payable in PIK Notes, and (b) if the outstanding principal amount of Senior Secured Notes at the close of business on March 31, 2011 exceeds $60 million, the interest rate will increase to 17%, of which 10% will be payable in cash and 7% will be payable in PIK Notes.  Wolverine Tube will pay interest semiannually on March 31 and September 30 of each year, commencing September 30, 2009.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

At any time and from time to time, Wolverine Tube may redeem all or a part of the Senior Secured Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Senior Secured Notes redeemed to the applicable redemption date, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date.  Unless Wolverine Tube defaults in the payment of the redemption price, interest will cease to accrue on the Senior Secured Notes or portions thereof called for redemption on the applicable redemption date.  Under the Indenture, Wolverine Tube is not required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Notes; provided, however, that if Wolverine Tube grants any liens to lenders under a credit agreement, Wolverine Tube will issue a notice of redemption to redeem an amount of Senior Secured Notes equal to 55% of “eligible NAFTA inventory” and “eligible NAFTA accounts receivable” (in each case as such terms are defined in such credit agreement).  A notice of redemption will be delivered immediately prior to or concurrently with the closing of such credit agreement.

The Indenture contains covenants that limit the ability of Wolverine Tube and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

The foregoing is qualified in its entirety by reference to the full text of the Indenture and the Guarantee and Collateral Agreement, attached hereto as Exhibits 10.15 and 10.16, which together are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to a voting agreement, dated as of February 16, 2007, as amended (the “Voting Agreement”), among Wolverine Tube, The Alpine Group, Inc. (“Alpine”) and Plainfield Special Situations Master Fund Limited (“Plainfield”), for so long as any of Wolverine Tube’s 10-1/2% Senior Notes due 2009 (the “Old Notes”) are outstanding neither Alpine or Plainfield (together with any other person with whom such party would be considered a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) with respect to Wolverine Tube’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or common stock) were permitted to vote Series A Preferred Stock, Series B Preferred Stock or common stock in excess of 49% of the total voting power of all voting securities of Wolverine Tube.  However, as of the consummation of the previously announced exchange offer (the “Exchange Offer”),  the restriction on Alpine and Plainfield’s voting power to less than 49% is no longer applicable.

Item 8.01	Other Events

On April 29, 2009, Wolverine Tube issued a press release announcing the successful completion of the Exchange Offer for its outstanding Old Notes.  As part of the Exchange Offer, holders of approximately $83.3 million in principal amount of Old Notes exchanged such notes for Wolverine Tube’s Senior Secured Notes.  Including the $38.3 million in principal amount of Wolverine Tube’s 10-1/2% Senior Exchange Notes due 2009 that were exchanged concurrently with the closing of the Exchange Offer, holders of $121.6 million of Wolverine Tube’s $137.7 million in principal amount of notes outstanding exchanged their notes for Senior Secured Notes.  As a result of the successful completion of the Exchange Offer, Wolverine Tube has approximately $121.6 million in aggregate principal amount of Senior Secured Notes outstanding and all of the Old Notes have been cancelled.

A copy of the press release dated April 29, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits:

The following exhibits are incorporated by reference herein:

10.15	Indenture, dated as of April 28, 2009 among Wolverine Tube, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and collateral agent

10.16	Guarantee And Collateral Agreement, dated as of April 28, 2009 among Wolverine Tube, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as collateral agent

99.1	Press Release dated April 29, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

Date: May 4, 2009	By:	/s/ David A. Owen
		Name:	David A. Owen
		Title:	Senior Vice President, Chief Financial Officer and Secretary